SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 7, 2002
(Date of earliest event reported)

RIVERSTONE NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-32269	95-4596178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Great America Parkway, Santa Clara, California 95054
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 878-6500

Item 5.    Other Events.

On October 16 and October 21, 2002, Riverstone Networks, Inc. (the “Company”) announced that its board of directors elected William J. Weyand and Sylvia Summers, respectively, to the board of directors. Mr. Weyand and Ms. Summers will serve until the 2005 and 2003 annual meetings of stockholders, respectively, or until their successors have been duly elected and qualified. Attached hereto, and incorporated by reference herein, as Exhibit 99.1 is the press release dated October 16, 2002 announcing Mr. Weyand’s appointment and as Exhibit 99.2 is the press release dated October 21, 2002 announcing Ms. Summers’ appointment.

On October 7, 2002, the Company received notification from Nasdaq that for 30 consecutive trading days, the Company’s common stock had closed below the minimum $1.00 per share requirement for continued listing on the Nasdaq National Market. To return to compliance, the bid price of the Company’s common stock must close at or above $1.00 per share for at least 10 consecutive trading days by January 6, 2003. If compliance with the requirement cannot be demonstrated by January 6, 2003, Nasdaq will provide written notification that the Company’s common stock will be delisted from the Nasdaq National Market, at which time the Company may appeal Nasdaq’s determination. Failure to achieve compliance may result in the Company’s common stock ceasing to be listed on the Nasdaq National Market.

Item 7.    Financial Statements and Exhibits.

(c)  Exhibits

99.1	Press release dated October 16, 2002 announcing the election of William J. Weyand to the board of directors.

99.2	Press release dated October 21, 2002 announcing the election of Sylvia Summers to the board of directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2002

RIVERSTONE NETWORKS, INC.

By	/S/ ROBERT STANTON
Name: Robert Stanton Title: EVP, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated October 16, 2002 announcing the election of William J. Weyand to the board of directors.

99.2	Press release dated October 21, 2002 announcing the election of Sylvia Summers to the board of directors.